UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2021, 1000 East Apache Owner, LLC (the “Buyer”), a Delaware limited liability company and an indirect subsidiary of Invesco Real Estate Income Trust Inc. (the “Company”), entered into a Real Estate Sale Agreement (the “Purchase Agreement”) with DRI/CA Tempe, LLC, a Delaware limited liability company (the “Seller”). The Company indirectly owns a 98% interest in the Buyer. A third party unaffiliated with the Company, Invesco Ltd., the Company’s sponsor (the “Sponsor”), Invesco Advisers, Inc., the Company’s adviser (the “Adviser”), or any of their respective affiliates indirectly owns a 2% interest in the Buyer. The Seller is not affiliated with the Company, the Sponsor, the Adviser or any of their affiliates.

Under the terms of the Purchase Agreement, the Buyer has agreed to purchase a student housing property located in Tempe, Arizona (the “Property”) for a gross purchase price of $163.0 million, exclusive of closing costs. The Property is comprised of a single 13-story building, with 317,374 square feet of net rentable area, containing 833 beds and an attached parking garage.

The acquisition of the Property is subject to certain conditions to closing, including, but not limited to the Seller’s satisfaction of various closing conditions contained in the Purchase Agreement and the delivery of the required documents at closing. There is no assurance that the Company will close the acquisition of the Property on the terms described above or at all.

Effective December 17, 2021, the Buyer and the Seller entered into a First Amendment to Real Estate Sale Agreement, to amend requirements related to the Seller’s deliverables at closing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Real Estate Sale Agreement, dated December 10, 2021, by and between DRI/CA Tempe, LLC and 1000 East Apache Owner, LLC

10.2	First Amendment to Real Estate Sale Agreement, dated December 17, 2021, by and between DRI/CA Tempe, LLC and 1000 East Apache Owner, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ Beth A. Zayicek
Beth A. Zayicek
Chief Operating Officer

Date: December 22, 2021